EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders of Pacific Gold Corp

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pacific Gold Corp (the "Company") of our report dated March 20, 2003, which appears in the Company's Annual Report on Form 10-KSB for the years ended December 31, 2001 and 2002.


/s/  MALONEY & BAILEY, PLLC

MALONEY & BAILEY, PLLC

Houston, Texas
December 4, 2003